Exhibit 10.02

SONIC CORP.

EMPLOYEE CASH INCENTIVE PLAN

1. PURPOSE OF PLAN: The purpose of the Plan is to enable the Company to attract, retain, motivate and reward Participants by providing them with the opportunity to earn incentive compensation under the Plan related to the Company’s performance.

2. DEFINITIONS: As used herein, the following definitions shall apply:

(a) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Award” means incentive compensation earned under the Plan pursuant to Section 4.

(d) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Subsidiary, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(f) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at January 6, 2011, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the January 6, 2011 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an Affiliate (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, or (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation is the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that under no circumstances shall a split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of the Corporation are distributed to shareholders of the Company or its successors constitute a Change of Control.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and the payment or settlement of which is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in the definition of “Change of Control” will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Company as defined under Section 409A of the Code.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules, regulations and guidance promulgated thereunder for time to time.

(h) “Committee” shall mean the Compensation Committee of the Board.

(i) “Company” shall mean Sonic Corp., a Delaware corporation, or any successor thereof, and its consolidated Subsidiaries and affiliates.

(j) “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, to the extent an Award is subject to

Section 409A of the Code, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code.

(k) “EBITA” means the Company’s earnings before interest, taxes and amortization.

(l) “EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization.

(m) “GAAP” means the United States Generally Accepted Accounting Principles, as in effect from time to time.

(n) “Participant” means each employee of the Company whom the Committee designates as a participant under the Plan.

(o) “Performance Goals” means the performance goals determined by the Committee with respect to an Award.

(p) “Performance Period” means a fiscal year of the Company or such other period as may be designated by the Committee with respect to an Award.

(q) “Performance Targets” means the performance targets related to the Performance Goals, which are established by the Committee for a Performance Period.

(r) “Plan” shall mean this Sonic Corp. Employee Cash Incentive Plan.

(s) “Shareholder” shall mean any individual or company who holds at least one share of stock in the Company.

(t) “Subsidiary” shall mean a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body.

3. ADMINISTRATION:

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

(i) to designate Participants;

(ii) to determine the terms and conditions of Awards granted to Participants;

(iii) to establish the Performance Targets during a Performance Period and to determine whether such Performance Targets have been achieved;

(iv) to determine the cash amount payable with respect to an Award;

(v) subject to the provisions of the Plan and applicable laws, rules and regulations, to delegate to one or more officers of the Company some or all of its authority under the Plan;

(vi) to determine the commencement and duration of Performance Periods;

(vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

(viii) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(ix) to make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Action by the Board. Any authority granted to the Committee may be taken by the Board and in such instance, references to the Committee shall be deemed references to the Board.

(d) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective agreements, as to the Participants receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e) Actions of the Committee. Actions of the Committee shall be taken by the vote of a majority of its members. To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(f) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan, unless otherwise determined by the Board of the Company, shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(g) Liability of Committee. Subject to applicable law, no member of the Committee (nor any administrator) shall be liable to any Participant or any other person for any action or determination made in good faith, and the Committee (and any administrator) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and the Committee (and any administrator) shall not be liable for any action taken or not taken in reliance upon any such advice.

4. AWARDS:

(a) Grant of Award. The Committee may, from time to time, make a determination that a Participant shall be afforded the opportunity to earn incentive compensation under this Plan during a Performance Period. If the Committee decides to offer such opportunity to one or more Participants, then, the Committee shall:

(i) designate each Participant for the Performance Period;

(ii) select the Performance Goal or Goals to be applicable to the Performance Period for each Participant;

(iii) establish specific Performance Targets related to each Performance Goal and the incentive amount which may be earned for the Performance Period by each Participant; and

(iv) specify the relationship between Performance Targets and the amount of incentive compensation to be earned by each Participant for the Performance Period.

(b) Performance Targets.

(i) The Committee has the discretion to structure Awards in any manner it deems advisable, including, without limitation, (A) specifying that the incentive amount for a Performance Period will be earned if the applicable Performance Target is achieved for one Performance Goal or for any one of a number of Performance Goals, (B) providing that the incentive amount for a Performance Period will be earned only if a Performance Target is achieved for more than one Performance Goal, or (C) providing that the incentive amount to be earned for a given Performance Period will vary based upon different levels of achievement of the applicable Performance Targets.

(ii) The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of a Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. A Performance Target may include both Performance Goals that relate to the entire Performance Period as well as goals that relate solely to one ore more specific sub-periods within the Performance Period.

(iii) Adjustment. The Committee may adjust or modify the calculation of the degree to which the Performance Targets applicable to such Award were attained, in the manner it deems necessary or advisable in its sole discretion to prevent reduction or enlargement of the Participants’ rights with respect to an Award.

(c) Determination of Award. Following the completion of each Performance Period, the Committee shall determine whether the applicable Performance Targets have been achieved for such Performance Period and the incentive amounts, if any, earned by Participants for such Performance Period. In determining the incentive amount earned by a Participant for a given Performance Period, the Committee shall have the right to adjust the incentive amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Awards. Awards shall be paid in cash on a date determined by the Committee in its sole discretion and set forth in the award agreement

5. WRITTEN AGREEMENT: Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Company and the Participant and every Participant shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee not inconsistent with the Plan.

6. TRANSFER OF AWARDS: Unless otherwise determined by the Committee, an Award or rights therein granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual payment is made to the Participant under the Award.

7. TERMINATION OF EMPLOYMENT: Upon grant, the Committee may specify the treatment of an Award upon a Participant’s termination of employment with the Company and its Subsidiaries. Absent any such provision, a Participant’s Award shall be cancelled upon a termination of employment with the Company and its Subsidiaries prior to the expiration of the Performance Period for any reason and the Participant shall have not right with respect thereto.

8. CHANGE OF CONTROL: In the event that during a Performance Period (i) a Participant’s employment with the Company and its Subsidiaries is actually or constructively terminated during a given Performance Period (the “Affected Performance Period” ) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then the Participant shall receive, promptly after the date of such termination of employment, an Award for the Affected Performance Period as if the Performance Goals for the Affected Performance Period had been achieved at 100%; provided that the Award shall be determined based on the portion of the Affected Performance Period during which the Participant was employed. (Example: If the Participant is terminated after nine months of a 36-month Affected Performance Period, the Participant would receive 25% of the Award for the Affected Performance Period.)

9. EFFECTIVENESS OF PLAN: The Plan was adopted by the Board on January 6, 2011.

10. TERMINATION, DURATION AND AMENDMENTS OF PLAN:

(a) Subject to Section 10(b), the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason.

(b) No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant.

11. MISCELLANEOUS:

(a) Withholding Payments. The Company or a Subsidiary, as appropriate, may require any Participant entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with a Award) any applicable income or employment taxes or other amounts required to be withheld with respect to such payments.

(b) Section 409A.

(i) The intent of the parties is that payments and distributions under the Plan comply with, or are exempt from, Section 409A of the Code. This Plan and any award agreement shall be interpreted and administered to give effect to such intention and to avoid the imposition on any Participant of any additional taxes, accelerated taxes, interest or penalty under Section 409A of the Code.

(ii) If any provision of the Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Company may modify the terms of the Plan or any award agreement, or may take any other such action, without the Participant’s consent, in the manner that the Company may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest, or penalties or otherwise comply with Sections 409A of the Code. This Section 11(b)(i) does not create an obligation on the part of the Company to modify the Plan or an award agreement and does not guarantee that the Award will not be subject to additional taxes, accelerated taxation, interest or penalties under Sections 409A of the Code. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(iii) Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A of the Code) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A of the Code), then any portion of any of the Participant’s Awards that constitutes deferred compensation within the meaning of Section 409A of the Code and is payable or distributable upon the Participant’s separation from service shall not be made or provided prior to the earlier of (i) the six-month anniversary of the date of the Participant’s separation from service or (ii) the date of the Participant’s death (the “Delay Period” ). All payments and distributions delayed pursuant to this Section 11(b)(iii) shall be paid or distributed to the Participant within 30 days following the end of the Delay Period subject to applicable withholding, and any remaining payments and distributions due after the end of the Delay Period shall be paid or distributed in accordance with the payment or distribution schedule specified for them.

(c) No Rights to Awards or Employment. This Plan is not a contract between the Company and any individual. No individual shall have any claim or right to receive awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause, including, without limitation, any individual who is then a Participant in the Plan.

(d) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans, programs and arrangements, including, without limitation, any equity plan or bonus plan, program or arrangement.

(e) No Limitation on Corporate Actions. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Unfunded Status of Awards. This Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payment in cash with respect to Awards hereunder.

(g) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Recoupment. Any payments made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

(k) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Oklahoma without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.